Exhibit 99.1

First Connecticut Bancorp, Inc. reports first quarter 2018 net income of $6.0 million or $0.38 diluted earnings per share

FARMINGTON, Conn., April 18, 2018 – First Connecticut Bancorp, Inc. (NASDAQ: FBNK), the holding company for Farmington Bank, reported a 18% increase in net income of $6.0 million or $0.38 diluted earnings per share for the quarter ended March 31, 2018 compared to net income of $5.1 million or $0.32 diluted earnings per share for the quarter ended March 31, 2017.

"I am pleased to report solid earnings for the first quarter. Compared to the first quarter a year ago our return on average assets, return on average equity and efficiency ratio continue to improve. During the quarter I am also pleased to report we opened our 25th branch office in Manchester, Connecticut" stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

Financial Highlights

•	Net interest income increased $394,000 to $20.9 million in the first quarter of 2018 compared to the linked quarter and increased $1.7 million compared to the first quarter of 2017.

•
Organic loan growth remained strong during the first quarter of 2018 as loans increased $68.7 million to $2.8 billion at March 31, 2018 primarily due to a $69.8 million increase in residential real estate loans.  Loans increased $209.9 million or 8% from a year ago.

•
Asset quality remained strong as loan delinquencies 30 days and greater represented 0.46% of total loans at March 31, 2018 compared to 0.63% of total loans at December 31, 2017 and 0.67% of total loans at March 31, 2017.  Non-accrual loans represented 0.46% of total loans at March 31, 2018 compared to 0.58% of total loans at December 31, 2017 and 0.61% of total loans at March 31, 2017.

•	Overall deposits increased $9.3 million to $2.4 billion in the first quarter of 2018 compared to the linked quarter and increased $155.5 million or 7% from a year ago.

•	Loans to deposits ratio was 115% for the quarter ended March 31, 2018 compared to 113% in the linked quarter and 114% in the first quarter of 2017.

•	Checking accounts grew by 7% or 3,976 net new accounts from a year ago.

•	Net interest margin was 2.90% in the first quarter of 2018 compared to 2.91% in the linked quarter and 2.94% in the prior year quarter.

•	Efficiency ratio was 67.54% in the first quarter of 2018 compared to 65.06% in the linked quarter and 67.85% in the prior year quarter.

•	Noninterest expense to average assets was 2.10% in the first quarter of 2018 compared to 2.05% in the linked quarter and 2.12% in the prior year quarter.

•	Tangible book value per share was $17.32 for the quarter ended March 31, 2018 compared to $17.08 on a linked quarter basis and $16.62 at March 31, 2017.

•	The allowance for loan losses represented 0.80% of total loans at March 31, 2018 compared to 0.82% of total loans at December 31, 2017 and 0.82% at March 31, 2017.

•	The Company paid a quarterly cash dividend of $0.16 per share during the first quarter, an increase of $0.01 compared to the linked quarter and an increase of $0.05 from a year ago.

First quarter 2018 compared with fourth quarter 2017

Net interest income

•
Net interest income increased $394,000 to $20.9 million in the first quarter of 2018 compared to the linked quarter primarily due to a $58.0 million increase in the average loans balance and a 7 basis point increase in the loan yield to 3.76% offset by a $518,000 increase in interest expense.

•
Net interest margin was 2.90% in the first quarter of 2018 compared to 2.91% in the linked quarter. The Tax Cuts and Jobs Act (the "Tax Act") negatively affected the net interest margin by 4 basis points on a tax-equivalent basis in the first quarter of 2018.

•	The cost of interest-bearing liabilities increased 8 basis points to 97 basis points in the first quarter of 2018 compared to 89 basis points in the linked quarter.

Provision for loan losses

•	Provision for loan losses was $465,000 for the first quarter of 2018 compared to $299,000 for the linked quarter.

•	Net charge-offs in the quarter were $293,000 or 0.04% to average loans (annualized) compared to $53,000 or 0.01% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.80% of total loans at March 31, 2018 and 0.82% of total loans at December 31, 2017.

Noninterest income

•	Total noninterest income was $3.1 million in the first quarter of 2018 compared to $3.2 million in the linked quarter.

•	Net gain on loans sold decreased to $288,000 from $598,000 primarily due to a decrease in volume of loans sold.

•	Other noninterest income increased $317,000 to $801,000 due to a $382,000 increase in swap fees to $624,000 in the first quarter of 2018 compared to $242,000 in the linked quarter.

Noninterest expense

•
Noninterest expense increased $852,000 to $16.2 million in the first quarter of 2018 compared to the linked quarter primarily due to a $395,000 increase in salaries and employee benefits and a $357,000 increase in other operating expenses.

•
Salaries and employee benefits increased $395,000 in the first quarter of 2018 compared to the linked quarter primarily due to a $245,000 increase in cyclical payroll tax related expenses and an $83,000 increase in share based compensation expense related to the 2016 Stock Incentive Plan.

•	Other operating expenses increased $357,000 in the first quarter of 2018 compared to the linked quarter primarily due to increases of $209,000 in 3rd party services.

Income tax expense

Income tax expense was $1.4 million in the first quarter of 2018 and $7.5 million in the fourth quarter of 2017.  As a result of the Tax Act, the Company recorded a reduction in the value of its net deferred tax asset resulting in a charge of $5.0 million to income tax expense in the fourth quarter of 2017.

First quarter 2018 compared with first quarter 2017

Net interest income

•
Net interest income increased $1.7 million or 9% to $20.9 million in the first quarter of 2018 compared to the prior year quarter due primarily to a $195.8 million increase in the average loans balance and a 12 basis point increase in the loans yield to 3.76% offset by a $1.6 million increase in interest expense.

•
Net interest margin was 2.90% in the first quarter of 2018 compared to 2.94% in the prior year quarter.  The Tax Act negatively affected the net interest margin by 4 basis points on a tax-equivalent basis in the first quarter of 2018.

•	The cost of interest-bearing liabilities increased 21 basis points to 97 basis points in the first quarter of 2018 compared to 76 basis points in the prior year quarter.

Provision for loan losses

•	Provision for loan losses was $465,000 for the first quarter of 2018 compared to $325,000 for the prior year quarter.

•	Net charge-offs in the quarter were $293,000 or 0.04% to average loans (annualized) compared to $505,000 or 0.08% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.80% of total loans at March 31, 2018 and 0.82% of total loans at March 31, 2017.

Noninterest income

•	Total noninterest income was $3.1 million in the first quarter of 2018 compared to $3.2 million in the prior year quarter.

•	Net gain on loans sold decreased to $288,000 from $416,000 primarily due to a decrease in volume of loans sold.

•	Other noninterest income includes swap fees totaling $624,000 compared to $711,000 in the prior year quarter.

Noninterest expense

•
Noninterest expense increased $1.1 million to $16.2 million in the first quarter of 2018 compared to the prior year quarter primarily due to a $632,000 increase in salaries and employee benefits expense and a $441,000 increase in other operating expenses.

•
Salaries and employee benefits increased $632,000 to $9.8 million primarily due to general salary increases which became effective in March 2017 and a $123,000 increase in share based compensation expense related to the 2016 Stock Incentive Plan.

•	Other operating expenses increased $441,000 to $3.2 million primarily due to increases of $232,000 in 3rd party services.

Income tax expense

Income tax expense was $1.4 million in the first quarter of 2018 compared to $1.8 million in the prior year quarter. As a result of the Tax Act, the Company's federal tax rate was lowered from 35% to 21% for the first quarter of 2018.

March 31, 2018 compared to March 31, 2017

Financial Condition

•	Total assets increased $233.4 million or 8% at March 31, 2018 to $3.1 billion compared to $2.9 billion at March 31, 2017, reflecting a $208.7 million increase in net loans.

•	Our investment portfolio totaled $176.9 million at March 31, 2018 compared to $155.9 million at March 31, 2017, an increase of $21.1 million.

•	Net loans increased $208.7 million or 8% at March 31, 2018 to $2.8 billion compared to $2.6 billion at March 31, 2017 due to our continued focus on commercial and residential lending.

•
Deposits increased $155.5 million or 7% to $2.4 billion at March 31, 2018 compared to $2.3 billion at March 31, 2017 primarily due to an increase in retail deposits as we continue to develop and grow relationships in the geographical areas we serve.  We had municipal deposit balances totaling $424.6 million and $451.2 million at March 31, 2018 and 2017, respectively.

•	Federal Home Loan Bank of Boston advances increased $73.4 million to $355.5 million at March 31, 2018 compared to $282.1 million at March 31, 2017.

Asset Quality

•
At March 31, 2018 the allowance for loan losses represented 0.80% of total loans and 175.73% of non-accrual loans, compared to 0.82% of total loans and 142.15% of non-accrual loans at December 31, 2017 and 0.82% of total loans and 133.63% of non-accrual loans at March 31, 2017.

•	Loan delinquencies 30 days and greater represented 0.46% of total loans at March 31, 2018 compared to 0.63% of total loans at December 31, 2017 and 0.67% of total loans at March 31, 2017.

•	Non-accrual loans represented 0.46% of total loans at March 31, 2018 compared to 0.58% of total loans at December 31, 2017 and 0.61% of total loans at March 31, 2017.

•
Net charge-offs in the quarter were $293,000 or 0.04% to average loans (annualized) compared to $53,000 or 0.01% to average loans (annualized) in the linked quarter and $505,000 or 0.08% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 12.38% at March 31, 2018.

•	Tangible book value per share is $17.32 compared to $17.08 on a linked quarter basis and $16.62 at March 31, 2017.

•
The Company had 600,945 shares remaining to repurchase at March 31, 2018 from prior regulatory approval. Repurchased shares are held as treasury stock and will be available for general corporate purposes.

•
At March 31, 2018, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits and pre-approved unsecured lines of credit.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 25 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, April 19, 2018 at 10:30am Eastern Time to discuss first quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2018	2017	2017	2017	2017
Selected Financial Condition Data:

Total assets	$ 3,137,645	$ 3,055,050	$ 3,001,679	$ 2,992,126	$ 2,904,264
Cash and cash equivalents	26,452	35,350	44,475	46,551	36,427
Securities held-to-maturity, at amortized cost	80,977	74,985	56,848	50,655	50,320
Securities available-for-sale, at fair value	95,945	87,251	87,299	112,443	105,541
Federal Home Loan Bank of Boston stock, at cost	17,665	15,537	15,954	19,583	16,418
Loans, net	2,794,187	2,725,633	2,676,411	2,644,618	2,585,521
Deposits	2,443,357	2,434,100	2,382,551	2,245,004	2,287,852
Federal Home Loan Bank of Boston advances	355,457	255,458	271,458	389,458	282,057
Total stockholders' equity	276,861	272,459	273,193	268,836	264,667
Allowance for loan losses	22,620	22,448	22,202	22,037	21,349
Non-accrual loans	12,872	15,792	15,305	16,022	15,976
Non-performing assets (1)	15,036	15,792	15,305	16,022	15,976
Impaired loans	28,383	30,194	29,924	30,007	32,407
Loan delinquencies 30 days and greater	13,036	17,254	17,808	16,059	17,346

Selected Operating Data:

Interest income	$ 26,463	$ 25,551	$ 25,604	$ 24,116	$ 23,212
Interest expense	5,541	5,023	4,756	4,293	3,962
Net interest income	20,922	20,528	20,848	19,823	19,250
Provision for loan losses	465	299	217	710	325
Net interest income after provision for loan losses	20,457	20,229	20,631	19,113	18,925
Noninterest income	3,145	3,158	3,300	3,876	3,165
Noninterest expense	16,239	15,387	15,919	15,878	15,152
Income before income taxes	7,363	8,000	8,012	7,111	6,938
Income tax expense	1,352	7,503	2,415	2,109	1,845
Net income	$ 6,011	$ 497	$ 5,597	$ 5,002	$ 5,093

Performance Ratios (annualized):

Return on average assets	0.78%	0.07%	0.74%	0.68%	0.71%
Core return on average assets	0.78%	0.73%	0.73%	0.68%	0.70%
Return on average equity	8.68%	0.72%	8.17%	7.43%	7.67%
Core return on average equity	8.65%	7.86%	8.01%	7.36%	7.59%
Net interest rate spread (2)	2.69%	2.71%	2.77%	2.74%	2.76%
Net interest rate margin (3)	2.90%	2.91%	2.95%	2.92%	2.94%
Non-interest expense to average assets (4)	2.10%	2.05%	2.11%	2.12%	2.12%
Efficiency ratio (5)	67.54%	65.06%	66.38%	66.31%	67.85%
Average interest-earning assets to average
interest-bearing liabilities	128.49%	129.44%	128.50%	128.46%	129.85%
Loans to deposits	115%	113%	113%	119%	114%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.80%	0.82%	0.82%	0.83%	0.82%
Allowance for loan losses as a percent of
non-accrual loans	175.73%	142.15%	145.06%	137.54%	133.63%
Net charge-offs (recoveries) to average loans (annualized)	0.04%	0.01%	0.01%	0.00%	0.08%
Non-accrual loans as a percent of total loans	0.46%	0.58%	0.57%	0.60%	0.61%
Non-performing assets as a percent of total assets	0.48%	0.52%	0.51%	0.54%	0.55%
Loan delinquencies 30 days and greater as a
percent of total loans	0.46%	0.63%	0.66%	0.60%	0.67%

Per Share Related Data:

Basic earnings per share	$ 0.39	$ 0.03	$ 0.37	$ 0.33	$ 0.34
Diluted earnings per share	$ 0.38	$ 0.03	$ 0.35	$ 0.32	$ 0.32
Dividends declared per share	$ 0.16	$ 0.15	$ 0.14	$ 0.12	$ 0.11
Tangible book value (6)	$ 17.32	$ 17.08	$ 17.12	$ 16.86	$ 16.62
Common stock shares outstanding	15,984,932	15,952,946	15,952,946	15,942,614	15,923,514
Weighted-average basic shares outstanding	15,214,839	15,174,285	15,143,379	15,107,190	15,068,036
Weighted-average diluted shares outstanding	15,900,088	15,882,690	15,820,659	15,791,112	15,691,338

(1)	Consists of non-accruing loans including non-accruing loans identified as troubled debt restructurings, loans past due more than 90 days and still accruing interest and other real estate owned.
(2)	Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Represents tax-equivalent net interest income as a percent of average interest-earning assets.
(4)	Represents core noninterest expense annualized divided by average assets. See "Reconciliation of Non-GAAP Financial Measures" table.
(5)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
See "Reconciliation of Non-GAAP Financial Measures" table.
(6)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.  See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	March 31,		December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018		2017	2017	2017	2017
Capital Ratios:

Equity to total assets at end of period	8.82%		8.93%	9.10%	8.98%	9.11%
Average equity to average assets	8.96%		9.23%	9.10%	9.18%	9.28%
Total Capital (to Risk Weighted Assets)	12.38%	*	12.38%	12.50%	12.45%	12.67%
Tier I Capital (to Risk Weighted Assets)	11.47%	*	11.45%	11.57%	11.53%	11.74%
Common Equity Tier I Capital	11.47%	*	11.45%	11.57%	11.53%	11.74%
Tier I Leverage Capital (to Average Assets)	9.17%	*	9.23%	9.23%	9.36%	9.45%
Total equity to total average assets	8.96%		9.05%	9.07%	9.17%	9.25%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 1,059,116		$ 989,366	$ 969,679	$ 962,732	$ 954,764
Commercial	1,071,485		1,063,755	1,028,930	1,020,560	992,861
Construction	98,469		90,059	86,713	74,063	60,694
Commercial	417,660		429,116	436,172	431,243	420,747
Home equity line of credit	159,030		165,070	166,791	168,278	168,157
Other	5,240		5,650	5,733	5,410	5,375
Total loans	2,811,000		2,743,016	2,694,018	2,662,286	2,602,598
Net deferred loan costs	5,807		5,065	4,595	4,369	4,272
Loans	2,816,807		2,748,081	2,698,613	2,666,655	2,606,870
Allowance for loan losses	(22,620)		(22,448)	(22,202)	(22,037)	(21,349)
Loans, net	$ 2,794,187		$ 2,725,633	$ 2,676,411	$ 2,644,618	$ 2,585,521

Deposits:

Noninterest-bearing demand deposits	$ 443,555		$ 473,428	$ 437,372	$ 445,049	$ 437,385
Interest-bearing
NOW accounts	625,362		623,135	652,631	547,868	622,844
Money market	587,389		559,297	549,674	522,070	521,759
Savings accounts	242,377		237,380	233,330	241,898	239,743
Certificates of deposit	544,674		540,860	509,544	488,119	466,121
Total interest-bearing deposits	1,999,802		1,960,672	1,945,179	1,799,955	1,850,467
Total deposits	$ 2,443,357		$ 2,434,100	$ 2,382,551	$ 2,245,004	$ 2,287,852

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	March 31,	December 31,	March 31,
	2018	2017	2017
(Dollars in thousands)
Assets
Cash and due from banks	$ 25,385	$ 33,320	$ 32,706
Interest bearing deposits with other institutions	1,067	2,030	3,721
Total cash and cash equivalents	26,452	35,350	36,427
Securities held-to-maturity, at amortized cost	80,977	74,985	50,320
Securities available-for-sale, at fair value	95,945	87,251	105,541
Loans held for sale	5,980	5,295	2,464
Loans (1)	2,816,807	2,748,081	2,606,870
Allowance for loan losses	(22,620)	(22,448)	(21,349)
Loans, net	2,794,187	2,725,633	2,585,521
Premises and equipment, net	17,007	16,845	17,903
Federal Home Loan Bank of Boston stock, at cost	17,665	15,537	16,418
Accrued income receivable	9,043	8,979	7,398
Bank-owned life insurance	57,852	57,511	52,044
Deferred income taxes	7,763	7,662	14,790
Prepaid expenses and other assets	24,774	20,002	15,438
Total assets	$ 3,137,645	$ 3,055,050	$ 2,904,264

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$ 1,999,802	$ 1,960,672	$ 1,850,467
Noninterest-bearing	443,555	473,428	437,385
	2,443,357	2,434,100	2,287,852
Federal Home Loan Bank of Boston advances	355,457	255,458	282,057
Repurchase agreement borrowings	-	10,500	10,500
Repurchase liabilities	16,851	34,496	19,526
Accrued expenses and other liabilities	45,119	48,037	39,662
Total liabilities	2,860,784	2,782,591	2,639,597

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	186,269	185,779	184,456
Unallocated common stock held by ESOP	(9,290)	(9,539)	(10,309)
Treasury stock, at cost	(29,204)	(29,620)	(30,047)
Retained earnings	136,303	131,887	126,882
Accumulated other comprehensive loss	(7,398)	(6,229)	(6,496)
Total stockholders' equity	276,861	272,459	264,667
Total liabilities and stockholders' equity	$ 3,137,645	$ 3,055,050	$ 2,904,264

(1)	Loans include net deferred fees and unamortized premiums of $5.8 million, $5.1 million and $4.3 million at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2018	2017	2017
Interest income
Interest and fees on loans
Mortgage	$ 19,927	$ 19,143	$ 17,558
Other	5,465	5,494	4,947
Interest and dividends on investments
United States Government and agency obligations	797	613	474
Other bonds	-	4	7
Corporate stocks	241	259	199
Other interest income	33	38	27
Total interest income	26,463	25,551	23,212
Interest expense
Deposits	4,339	3,888	2,911
Interest on borrowed funds	1,119	1,031	949
Interest on repo borrowings	74	95	95
Interest on repurchase liabilities	9	9	7
Total interest expense	5,541	5,023	3,962
Net interest income	20,922	20,528	19,250
Provision for loan losses	465	299	325
Net interest income
after provision for loan losses	20,457	20,229	18,925
Noninterest income
Fees for customer services	1,657	1,663	1,506
Net gain on loans sold	288	598	416
Brokerage and insurance fee income	58	59	50
Bank owned life insurance income	341	354	319
Other	801	484	874
Total noninterest income	3,145	3,158	3,165
Noninterest expense
Salaries and employee benefits	9,772	9,377	9,140
Occupancy expense	1,329	1,261	1,313
Furniture and equipment expense	948	931	984
FDIC assessment	424	436	428
Marketing	605	578	567
Other operating expenses	3,161	2,804	2,720
Total noninterest expense	16,239	15,387	15,152
Income before income taxes	7,363	8,000	6,938
Income tax expense	1,352	7,503	1,845
Net income	$ 6,011	$ 497	$ 5,093

Earnings per share:
Basic	$ 0.39	$ 0.03	$ 0.34
Diluted	0.38	0.03	0.32
Weighted average shares outstanding:
Basic	15,214,839	15,174,285	15,068,036
Diluted	15,900,088	15,882,690	15,691,338

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,772,063	$ 25,692	3.76%	$ 2,714,017	$ 25,272	3.69%	$ 2,576,295	$ 23,101	3.64%
Securities	175,912	851	1.96%	147,768	676	1.81%	142,929	529	1.50%
Federal Home Loan Bank of Boston stock	14,986	187	5.06%	14,860	200	5.34%	16,165	151	3.79%
Federal funds and other earning assets	2,140	33	6.25%	7,833	38	1.92%	6,351	27	1.72%
Total interest-earning assets	2,965,101	26,763	3.66%	2,884,478	26,186	3.60%	2,741,740	23,808	3.52%
Noninterest-earning assets	126,282			124,537			118,104
Total assets	$ 3,091,383			$ 3,009,015			$ 2,859,844

Interest-bearing liabilities:
NOW accounts	$ 664,211	$ 1,145	0.70%	$ 624,372	$ 916	0.58%	$ 602,631	$ 528	0.36%
Money market	568,362	1,317	0.94%	558,743	1,212	0.86%	529,409	970	0.74%
Savings accounts	234,660	63	0.11%	235,058	65	0.11%	231,465	61	0.11%
Certificates of deposit	538,189	1,814	1.37%	517,252	1,695	1.30%	466,852	1,352	1.17%
Total interest-bearing deposits	2,005,422	4,339	0.88%	1,935,425	3,888	0.80%	1,830,357	2,911	0.64%
Federal Home Loan Bank of Boston Advances	261,580	1,119	1.73%	252,775	1,031	1.62%	245,591	949	1.57%
Repurchase agreement borrowings	8,467	74	3.54%	10,500	95	3.59%	10,500	95	3.67%
Repurchase liabilities	32,104	9	0.11%	29,796	9	0.12%	24,984	7	0.11%
Total interest-bearing liabilities	2,307,573	5,541	0.97%	2,228,496	5,023	0.89%	2,111,432	3,962	0.76%
Noninterest-bearing deposits	451,067			454,278			433,058
Other noninterest-bearing liabilities	55,634			48,593			49,886
Total liabilities	2,814,274			2,731,367			2,594,376
Stockholders' equity	277,109			277,648			265,468
Total liabilities and stockholders' equity	$ 3,091,383			$ 3,009,015			$ 2,859,844

Tax-equivalent net interest income		$ 21,222			$ 21,163			$ 19,846
Less: tax-equivalent adjustment		(300)			(635)			(596)
Net interest income		$ 20,922			$ 20,528			$ 19,250

Net interest rate spread (2)			2.69%			2.71%			2.76%
Net interest-earning assets (3)	$ 657,528			$ 655,982			$ 630,308
Net interest margin (4)			2.90%			2.91%			2.94%
Average interest-earning assets to average interest-bearing liabilities		128.49%			129.44%			129.85%
(1)	On a fully-tax equivalent basis.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconcilliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017 and March 31, 2017.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2018	2017	2017	2017	2017
Net Income	$ 6,011	$ 497	$ 5,597	$ 5,002	$ 5,093
Adjustments:
Plus: Severance expense	-	-	-	343	-
Less: Prepayment penalty fees	(25)	(36)	(165)	-	(84)
Less: Bank-owned life insurance proceeds	-	-	-	(271)	-
Total core adjustments before taxes	(25)	(36)	(165)	72	(84)
Tax (expense) benefit on core adjustments	5	13	58	(120)	29
Tax rate reduction due to Tax Cuts and Jobs Act	-	4,981	-	-	-
Total core adjustments after taxes	(20)	4,958	(107)	(48)	(55)
Total core net income	$ 5,991	$ 5,455	$ 5,490	$ 4,954	$ 5,038

Total net interest income	$ 20,922	$ 20,528	$ 20,848	$ 19,823	$ 19,250
Less: Prepayment penalty fees	(25)	(36)	(165)	-	(84)
Total core net interest income	$ 20,897	$ 20,492	$ 20,683	$ 19,823	$ 19,166

Total noninterest income	$ 3,145	$ 3,158	$ 3,300	$ 3,876	$ 3,165
Less: Bank-owned life insurance proceeds	-	-	-	(271)	-
Total core noninterest income	$ 3,145	$ 3,158	$ 3,300	$ 3,605	$ 3,165

Total noninterest expense	$ 16,239	$ 15,387	$ 15,919	$ 15,878	$ 15,152
Less: Severance expense	-	-	-	(343)	-
Total core noninterest expense	$ 16,239	$ 15,387	$ 15,919	$ 15,535	$ 15,152

Core earnings per common share, diluted	$ 0.38	$ 0.34	$ 0.35	$ 0.31	$ 0.32

Core net interest rate margin (1)	2.90%	2.91%	2.93%	2.92%	2.92%
Core return on average assets (annualized)	0.78%	0.73%	0.73%	0.68%	0.70%
Core return on average equity (annualized)	8.65%	7.86%	8.01%	7.36%	7.59%
Core non-interest expense to average assets (annualized)	2.10%	2.05%	2.11%	2.12%	2.12%
Efficiency ratio (2)	67.54%	65.06%	66.38%	66.31%	67.85%

Tangible book value (3)	$ 17.32	$ 17.08	$ 17.12	$ 16.86	$ 16.62

(1)	Represents tax-equivalent core net interest income as a percent of average interest-earning assets.
(2)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(3)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.